Better Home & Finance Holding Company Announces Third Quarter 2026 Results

Better Reports Third Quarter 2026 Results, Provides Update on Strategic Direction

•Q3 2026 Loan Volume grew 15% year over year to $1.40 billion, within prior guidance range.
•Total Net Revenues grew 9% year over year to $45.1 million.
•Platform Loan Volume reached $792 million, representing 57% of Q3 2026 Loan Volume.
•Net Loss of $36.5 million, versus a $39.1 million Net Loss in Q3 2025, a 7% improvement year over year.
•Adjusted EBITDA loss of $29.7 million, compared to $22.9 million in Q3 2025, a 29% increase. Q3 2026 includes approximately $12.8 million of proxy-related legal, public relations, and other expenses as well as other one-time legal expenses. Excluding those expenses, Q3 2026 Adjusted EBITDA loss would have been approximately $16.8 million, within the previously issued guidance range.

NEW YORK -- (BUSINESS WIRE) -- November 9, 2026 -- Better Home & Finance Holding Company (NASDAQ: BETR; BETRW), the AI-native mortgage and home equity finance company, today announced results for the third quarter ended September 30, 2026.

“I’m excited to be back and executing on our vision for Better 2.0,” said Vishal Garg, Founder and Head of Product, Platform and Innovation at Better. "From 2019 to 2021, Better was one of the fastest-growing companies in mortgage because we moved faster and let our AI-native platform do the work. During my absence, under Mr. Lewis and the prior Board, we lacked that edge. Loan officer talk time fell 29%, production hours fell 25%, and key partnership launches stalled, weighing on results. Better 2.0 will follow our playbook that works: fewer layers, more AI, every number in public.”

Period	LO Talk Time	SMS Text Sent	Emails Sent	Production Hours
Avg. Jan. to Jul.	8,136	145,822	15,828	21,475
Avg. Aug. to Sep.	5,745	33,871	12,672	16,129
% Change	(29)%	(77)%	(20)%	(25)%

“When I came back we assessed the current rate environment and under this challenging backdrop our priorities became clear: stronger execution, higher productivity, and lower costs,” Garg continued.

“Since my return, we have executed $3.5 million in annualized savings from delayering our management and corporate structure, with AI agents and dashboards. We intend to scale without rebuilding those management layers.

Early results are encouraging. Following the introduction of AI lead routing, weekend loan locks doubled from October 24th to the 31st. Our focus is on turning these improvements into more funded loans, lower costs, and sustainable profitability,” Garg added.

Third Quarter 2026 Financial Highlights

Following the classification of Birmingham Bank as held for sale and discontinued operations in the first quarter of 2026, prior-period results have been reclassified to conform to the current-period presentation.

GAAP Results

•Total Net Revenues of $45.1 million, compared to $41.5 million in Q3 2025, up 9% YoY.
•Net Loss of $36.5 million, compared to $39.1 million in Q3 2025, a 7% YoY improvement.

Key Operating Metrics and Non-GAAP Financial Measures

•Adjusted EBITDA loss of $29.7 million, versus a $22.9 million loss in Q3 2025.
•Loan Volume of $1.40 billion, compared to $1.21 billion in Q3 2025, demonstrating 15% YoY growth.
•4,748 Total Loans, compared to 4,086 in Q3 2025, demonstrating 16% YoY growth.

•By product:
◦Refinance Loan Volume of $356 million (25.5% of Q3 2026 Loan Volume)
◦Purchase Loan Volume of $776 million (55.6% of Q3 2026 Loan Volume)
◦HELOC Loan Volume of $263 million (18.9% of Q3 2026 Loan Volume)
•By channel:
◦Platform Loan Volume of $792 million (57% of Q3 2026 Loan Volume)
◦D2C Loan Volume of $603 million (43% of Q3 2026 Loan Volume)
•Ended Q3 2026 with $77.5 million of cash and cash equivalents and $12.9 million of restricted cash.

"We delivered loan volume within our guidance range despite a challenging rate environment, with platform channels contributing 57% of volume and HELOCs representing 19%,” said Loveen Advani, Chief Financial Officer of Better.

"With the proxy contest behind us, we have renewed our focus on profitable growth and operating efficiency. We are reducing fixed costs and using AI to improve productivity, with a goal of scaling volume without rebuilding overhead. Reaching sustainable Adjusted EBITDA breakeven remains our top financial priority.” Advani continued.

Guidance:

Q4 2026 Adjusted EBITDA-basis Operating Expenses: $45.0 million to $47.0 million

A reconciliation of Adjusted EBITDA-basis Operating Expenses to Net Loss-basis Operating Expenses on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to benefit for income taxes, stock-based compensation, changes in fair value of warrant liabilities, and goodwill impairment, all of which are adjustments to Adjusted EBITDA.

Third Quarter 2026 Operational Highlights

•Loan Volume grew 15% year over year to $1.40 billion, compared to $1.21 billion in Q3 2025.
•Platform Loan Volume grew 64% year over year to $792 million, representing a record 57% of Loan Volume, up from 55% in Q2 2026 and 50% in Q1 2026.
•HELOC Loan Volume totaled $263 million, representing 19% of Loan Volume, up from 18% in Q2 2026 and 12% in Q1 2026.

Subsequent Events in Q4 2026

•A group led by Vishal Garg secured written consents from stockholders representing 52% of the Company’s outstanding voting power, resulting in the removal of five directors from the Board as well as the Interim CEO.
•Launched Better’s AI-powered HELOC with a large existing partner, expanding access to its established customer base without upfront customer acquisition costs.
•Expanded the wholesale platform to 39 signed brokerages, initially focused on HELOCs to deliver a seamless experience for brokers and borrowers.
•Completed actions expected to deliver $30.4 million in annualized savings toward a $64.2 million target, including reductions in management layers, greater use of AI, and removing vendor spend.

Additional Information

Additional details on Better's financial results for the three and nine months ended September 30, 2026 can be found in the Company's Form 10-Q, which will be filed with the SEC. An investor presentation is available in the investor relations section of the Company's website at investors.better.com.

Webcast Details
Event title: Better Home & Finance Holding Company 2026 Third Quarter Results
Event date: November 9, 2026, 4:30 PM Eastern Time
Registration link: https://app.webinar.net/r1XV4lp4Kxz

About Better

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Since 2016, Better has leveraged its industry-leading AI platform, Tinman®, to achieve a singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy®, leveraging Tinman® MCP, the first AI loan agent built exclusively for the mortgage industry, is revolutionizing the homebuying journey by delivering timely application status updates to consumers, answering questions, and moving their loan application along 24/7/365. Better’s mortgage offerings include GSE-conforming, FHA, VA, jumbo, and Non-QM mortgage loans as well as home equity loans. Better serves customers in all 50 US states.

For more information, follow @tinmanAI on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding financial results for the fourth quarter of 2026, including Adjusted EBITDA-basis Operating Expenses, cost reduction initiatives, the planned sale of the Company’s UK bank subsidiary, Birmingham Bank, and the leadership transition and related management changes. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Selected Financial Data, Non-GAAP Measures and Definitions

The following tables present selected financial data, reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, and definitions of key metrics.

Key Metrics

•Funded Loan Volume: the principal amount of loans funded in a period.
•Loan Volume: Funded Loan Volume plus Processed Volume.
•Processed Volume: loans processed on the Tinman platform for strategic partners but not funded by Better.
•Purchase Loan Volume and Refinance Loan Volume: the principal amount of purchase or refinance loans funded in a period.
•HELOC Loan Volume: the principal amount of HELOC and closed-end second-lien loans funded in a period.
•D2C Loan Volume: loans from direct customer interactions through all channels other than partners and the Tinman channel.
•Platform Loan Volume: loans funded through Tinman partner relationships.

•Total Loans: the number of purchase, refinance, HELOC, and closed-end second-lien loans, including Processed loans.

Use of Non-GAAP Financial Measures

We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA.

We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, equity-related liabilities, transaction expenses, loss from discontinued operations, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K), depreciation and amortization expense, and income tax (benefit)/expense).

This non-GAAP financial measure should not be considered in isolation and is not intended to be a substitute for any GAAP financial measure. This non-GAAP measure provides supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe this non-GAAP financial measure improves investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.

However, our calculation of Adjusted EBITDA may not be comparable to similarly titled performance measures presented by other companies. Further, although we use this non-GAAP measure to assess the financial performance of our business, this measure excludes certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

Condensed Consolidated Balance Sheets

(Unaudited)
(Amounts in thousands, except share and per share amounts)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$ 77,492	$ 79,357
Restricted cash	12,928	8,926
Mortgage loans held for sale, at fair value	411,642	466,681
Other receivables, net	17,047	10,716
Property and equipment, net	2,166	1,815
Right-of-use assets	4,245	4,678
Internal use software and other intangible assets, net	17,506	17,349
Goodwill	10,995	10,995
Derivative assets	4,726	4,210
Prepaid expenses and other assets	33,528	27,143
Assets held for sale	—	8,687
Assets of discontinued operations	820,104	864,877
Total Assets	$ 1,412,379	$ 1,505,434
Liabilities and Stockholders' Equity
Liabilities
Warehouse lines of credit	359,140	411,862
Senior notes	198,802	198,802
Accounts payable and accrued expenses (includes payables to related parties of $488 and $200)	59,871	58,993
Escrow payable and other customer accounts	639	172
Derivative liabilities	383	804
Warrant and equity related liabilities, at fair value	1,283	1,476
Lease liabilities	4,121	4,629
Other liabilities	6,602	6,533
Liabilities held for sale	—	4,802
Liabilities of discontinued operations	757,285	780,178
Total Liabilities	$ 1,388,126	$ 1,468,251

Stockholders' Equity
Common stock $0.0001 par value; 66,000,000 shares authorized and 19,026,365 and 15,996,907 shares issued and outstanding	2	2
Additional paid-in capital	2,235,786	2,109,762
Accumulated deficit	(2,213,690)	(2,076,238)
Accumulated other comprehensive income	2,155	3,657
Total Stockholders' Equity	24,253	37,183
Total Liabilities and Stockholders' Equity	$ 1,412,379	$ 1,505,434

Condensed Consolidated Statements of Operations

(Unaudited)	Three Months Ended September 30,
(Amounts in thousands, except share and per share amounts)	2026	2025
Revenues
Gain on loans, net	$ 41,843	$ 36,421
Other revenue	868	3,083
Net interest income
Interest income	8,610	7,672
Interest expense	(6,203)	(5,627)
Net interest income	2,407	2,045
Total net revenues	45,118	41,549
Expenses
Compensation and benefits	35,659	37,845
General and administrative	21,009	9,106
Technology	7,231	6,179
Marketing and advertising	7,345	10,479
Loan origination expense	6,061	3,728
Depreciation and amortization	2,859	3,132
Other expenses (income)	572	7,824
Total expenses	80,736	78,293
Loss before income tax expense	(35,618)	(36,744)
Income tax expense	195	145
Net loss from continuing operations	(35,813)	(36,889)
Net loss from discontinued operations	(735)	(2,236)
Net loss	$ (36,548)	$ (39,125)

Per share data:
Net loss per share attributable to common stockholders, basic and diluted:
Net loss from continuing operations	$ (1.89)	$ (2.42)
Net loss from discontinued operations	(0.04)	(0.14)
Net loss	$ (1.93)	$ (2.56)
Weighted average common shares outstanding, basic and diluted	18,998,006	15,263,321

Condensed Consolidated Statements of Cash Flows

(Unaudited)	Nine Months Ended September 30,
(Amounts in thousands)	2026	2025
Cash Flows from Operating Activities:
Net loss	$ (137,452)	$ (125,952)
Net loss from discontinued operations	(20,824)	(10,727)
Net loss from continuing operations	(116,628)	(115,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	791	773
Impairment charges	1,939	1,432
Amortization of internal use software and other intangible assets	8,038	9,419
Gain on sale of loans, net	(136,416)	(91,542)
Non-cash interest and amortization of debt issuance costs and discounts	—	1,700
Change in fair value of warrants and equity related liabilities	4,246	5,923
Stock-based compensation	41,059	12,556
Provision (Recovery) of loan repurchase reserve	2,844	(1,113)
Change in fair value of derivatives	(937)	(2,327)
Change in fair value of mortgage loans held for sale	(417)	(6,436)
(Gain) Loss on disposal of assets held for sale	(3,062)	692
Change in operating lease of right-of-use assets	432	(3,399)
Originations of mortgage loans held for sale	(4,616,571)	(3,255,889)
Proceeds from sale of mortgage loans held for sale	4,805,800	3,336,753
Change in operating assets and liabilities:
Other receivables, net	(6,331)	(3,465)
Prepaid expenses and other assets	(8,025)	4,191
Operating lease liabilities	(508)	1,159
Accounts payable and accrued expenses	6,573	12,986
Escrow payable and other customer accounts	(3,788)	980
Other liabilities	2,424	(354)
Net cash used in operating activities, continuing operations	(18,537)	(91,186)
Net cash provided by (used in) operating activities, discontinued operations	6,085	(18,119)
Net cash used in operating activities	(12,452)	(109,305)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,164)	(849)
Proceeds of sale of assets held for sale	2,436	—
Payments to dispose of assets held for sale	—	(1,597)
Capitalization of internal use software	(6,672)	(7,403)
Net cash used in investing activities, continuing operations	(5,400)	(9,849)
Net cash provided by (used in) investing activities, discontinued operations	17,323	(579,680)
Net cash provided by (used in) investing activities	11,923	(589,529)
Cash Flows from Financing Activities:
Principal payments on senior notes	—	(111,606)
Net (repayments) borrowings on warehouse lines of credit	(52,722)	105,701
Tax withholding upon vesting of restricted stock units	(4,901)	—
Proceeds from issuance of common stock	77,697	589
Proceeds from issuance of stock options	476	4

Proceeds from exercise of warrants	5,732	—
Net investment in discontinued operations	—	(47,055)
Net cash provided by (used in) financing activities, continuing operations	26,282	(52,367)
Net cash (used in) provided by financing activities, discontinued operations	(34,010)	607,740
Net cash (used in) provided by financing activities	(7,728)	555,373
Effects of currency translation on cash, cash equivalents, and restricted cash	125	1,829
Net change in cash, cash equivalents, and restricted cash, including cash classified within assets held for sale	2,470	(151,573)
Less: net change in cash, cash equivalents and restricted cash classified within assets held for sale	(333)	1,328
Cash, cash equivalents, and restricted cash - Beginning of period	88,283	218,042
Cash, cash equivalents, and restricted cash - End of period	$ 90,420	$ 67,797

Reconciliation of Non-GAAP Metrics: Adjusted EBITDA

	Three Months Ended September 30,
(Amounts in thousands)	2026	2025
Net loss	$ (36,548)	$ (39,125)
Income tax expense	195	145
Depreciation and amortization expense (1)	2,859	3,132
Stock-based compensation expense (2)	2,679	4,271
Interest and amortization on non-funding debt (3)	3	—
Restructuring, impairment, and other expenses (4)	3,160	817
(Gain) loss on disposal of business (5)	(2,062)	—
Transaction Expenses (6)	195	—
Change in fair value of warrants and equity related liabilities (7)	(889)	5,578
Loss from discontinued operations	735	2,236
Adjusted EBITDA	$ (29,673)	$ (22,946)

Adjusted EBITDA	$ (29,673)	$ (22,946)
General and administrative related to proxy and other one-time legal expenses (8)	12,755	—
Technology related to proxy expenses (9)	78	—
Adjusted EBITDA excluding proxy and other one-time legal expenses	$ (16,840)	$ (22,946)

(1)Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented.
(2)Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly).
(3)Interest and amortization on non-funding debt represents interest and amortization on the Convertible Note, which is included within net interest income in our Consolidated Statements of Operations and Comprehensive Loss.
(4)Impairment, and other expenses are primarily comprised of employee termination benefits, including severance costs, real estate restructuring losses, impairment charges and asset disposal losses, partially offset by London House Exchange Ltd. asset disposal gains.
(5)(Gain) loss on disposal of businesses represents gains and losses on the sale of non-core U.K. subsidiaries, including Better HomeOwnership Ltd. in the first quarter of 2026 and an 80% interest in London House Exchange Ltd. in the third quarter of 2026, included within other expenses (income) in our condensed consolidated statements of operations and comprehensive loss.
(6)Transaction expenses consist of legal fees incurred in connection with the sale of London House Exchange Ltd., the proposed sale of Birmingham Bank, and a bridge financing arrangement.
(7)Change in fair value of warrants and equity related liabilities which comprise the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss.
(8)General and administrative related to proxy and other one-time legal expenses represents one-time legal and public relations expenses related to our proxy dispute, and other one-time legal expenses.

(9)Technology related to proxy expenses represents one-time software expenses related to our proxy dispute.
Source: Better Home & Finance Holding Company